Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”), is entered into effective as of February 19, 2014, by and among Global Earth Energy, Inc., a Nevada corporation (“GLER”), Hawk Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of GLER (the “GLER Subsidiary”), Hawk Manufacturing Corporation., a Florida corporation (the “Company”), and the shareholders listed in Exhibit A, who are the holders of at least a majority in interest of the issued and outstanding capital stock of the Company (the “Company Shareholders”).

WHEREAS, GLER, through the GLER Subsidiary, desires to acquire all of the shares of the capital stock of the Company (the “Company Shares”) owned by the Company Shareholders on the terms and conditions set forth in this Agreement;

WHEREAS, the parties intend to effectuate the aforementioned acquisition of Company Shares by merging the GLER Subsidiary with and into the Company (the “Merger”) pursuant to the terms and conditions set forth in this Agreement with the Company being the surviving corporation (the “Surviving Corporation”) in the Merger; and

WHEREAS, the Company and the Company Shareholders each deem it advisable and in their best interests to effect the Merger contemplated by this Agreement.

In consideration of the mutual covenants contained herein, GLER, GLER Subsidiary, the Company and the Company Shareholders hereby agree as follows:

ARTICLE 1

TERMS OF THE MERGER

1.1

Merger.  At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, the GLER Subsidiary shall merge with and into the Company (the “Merger”) in accordance with the Nevada Statutes (the “Nevada Act”) and the Florida Corporations Code ("Florida Act").  At the Effective Time, the separate existence of the GLER Subsidiary shall cease and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).  The parties shall execute Articles of Merger (“Articles of Merger”) and such other documents necessary to comply in all respects with the requirements of the Nevada Act, the Florida Act and with the provisions of this Agreement.

1.2

Effective Time.  Subject to the terms and conditions of this Agreement, the Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State of Nevada and the Secretary of State of Florida in accordance with the applicable provisions of the Nevada Act, the Florida Act or at such later time as may be specified in the Articles of Merger.  The time when the Merger shall become effective is herein referred to as the “Effective Time,” and the date on which the Effective Time occurs is herein referred to as the “Closing Date.”  The closing of the Merger (the “Closing”) and the filing of the Articles of Merger shall occur as soon as practicable after:

1.2.1

Execution of this Agreement;

1.2.2

Satisfactory completion by each party hereto of the due diligence investigation of each such other party to this Agreement;

1.2.3

Satisfaction of all conditions to closing set forth in Article 4, “Conditions Precedent to Obligations of GLER and GLER Subsidiary,” and Article 5, “Conditions Precedent to the Obligations of the Company and the Company Shareholders”; and

1.2.4

Receipt by GLER of any required approvals under the Nevada Act, the Florida Act and any other applicable corporate law and any other required regulatory approvals.

1.3

Closing.  The Closing Date shall be no later than March 21, 2014. Any further extension of the Closing Date may be made only with the written consent of GLER, the Company and the Company Shareholders.  .

1.4

Merger Consideration.  At the Closing, the Company’s shareholders shall be issued shares of common stock that will provide them with a seventy-five percent (75%) ownership interest in GLER, and the current GLER shareholders shall retain a twenty-five percent (25%) ownership interest.

1.5

Exchange of Convertible Securities.  Prior to the Closing, each outstanding option, warrant or other security convertible into or exercisable for Company Shares (“Company Convertible Securities”) shall be exchanged for or converted into convertible securities of GLER (“GLER Convertible Securities”), which GLER Convertible Securities shall have substantially the same terms as the Company Convertible Securities.

1.6

Shareholder’s Rights upon Merger.  Upon consummation of the Merger, the Company Shareholders shall cease to have any rights with respect to the certificates which theretofore represented shares of Company Shares (the “Certificates”), and, subject to applicable law and this Agreement, shall only have the right to receive their pro rata share of the Total Merger Consideration, including their pro rata share of the number of GLER Shares into which the Company Shares has been converted pursuant to this Agreement and the Merger.

1.7

Surrender and Exchange of Shares; Payment of Merger Consideration.  In connection with the Closing, upon receipt of notice from the Company and GLER of the Effective Time, the Company Shareholders shall surrender and deliver their Company Certificates to GLER duly endorsed in blank.  As soon as reasonably practicable following the later to occur of the Effective Time or such surrender and delivery, GLER will deliver to the Company Shareholders certificates representing their GLER Shares.  Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence only the right to receive the Total Merger Consideration set forth herein.

1.8

Articles of Incorporation.  At and after the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation, provided that the Articles of Incorporation shall be amended to rename GLER Hawk Manufacturing Corporation

1.9

Bylaws.  At and after the Effective Time, the Bylaws of the Company shall be the Bylaws of the Surviving Corporation (subject to any amendment specified in the Plan of Merger and any subsequent amendment).

1.10

Name.  At and after the Effective Time, the name of GLER shall be changed to the name of the Surviving Corporation.

1.11

Board of Directors.  Effective as of and after the Effective Time, the Board of Directors of GLER shall consist of persons selected by the Company whom are listed on Exhibit B of the Agreement.  The Board of Directors of the Surviving Corporation shall be the current Board of Directors of the Company or such other persons as the Company may select.

1.12

Other Effects of Merger.  The Merger shall have all further effects as specified in the applicable provisions of the Nevada Act and the Florida Act.

1.13

Additional Actions.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement and the transactions contemplated hereby.

1.14

Tax-Free Reorganization.  The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

1.15

Financial Statements and Income Tax Returns.  The parties contemplate that the Surviving Corporation, as a subsidiary of GLER’s consolidated group, will include its financial results in GLER’s consolidated financial statements covering the periods after joining GLER’s consolidated group.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND THE COMPANY SHAREHOLDERS

Except as disclosed on the schedules to be delivered by the Company and the Company Shareholders to GLER and the GLER Subsidiary on the Closing Date (the “Company Disclosure Schedule”), which Company Disclosure Schedule is incorporated into and should be considered an integral part of this Agreement, the Company represents and warrants to GLER and the GLER Subsidiary as follows to all Sections, except for Sections 2.1, “Validity of Agreement,” 2.3, “Title,” and 2.31 “Investment Intent,” which Sections are representations and warranties of the Company Shareholders and/or the Company, as the case may be::

2.1

Validity of Agreement.  This Agreement is valid and binding upon the Company Shareholders and the Company and neither the execution nor delivery of this Agreement by such parties nor the performance by such parties of any of their covenants or obligations hereunder will constitute a material default under any contract, agreement or obligation to which any of them is a party or by which they or any of their respective properties are bound.  This Agreement is enforceable severally against the Company and the Company Shareholders in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally.

2.2

Organization and Good Standing.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Florida.  The Company has full corporate power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it.  The Company is duly qualified to transact business in the State of Florida and in all states and jurisdictions in which the business or ownership of its property makes it necessary so to qualify, except for jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter.

2.3

Title.  The Company Shareholders have full right and title to the Company Shares to be exchanged free and clear of all liens, encumbrances, restrictions and claims of every kind and such Company Shares constitute all the Company Shares which the Company Shareholders, directly or indirectly, own or have any right to acquire.  The Company Shareholders have the legal right, power and authority to enter into this Agreement and will have the right to sell, assign, transfer and convey the Company Shares so owned by them pursuant to this Agreement and deliver to GLER valid title to the Company shares pursuant to the provisions of this Agreement, free and clear of all liens, encumbrances, restrictions and claims of every kind.  There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase or sale of any Company Shares owned by the Company Shareholders.

2.4

Exclusive Dealing.  The Company Shareholders are not engaged in any discussions or negotiations for the purchase or sale of any Company Shares, except those discussions with GLER which are embodied in this Agreement.

2.5

Capitalization.  The authorized capital stock of the Company consists of 1,0000 shares of Common Stock, no par value per share, 1,000  shares of which are issued and outstanding, and zero shares of Preferred Stock, no par value, of which none has been issued.  The Company Shares constitute the only outstanding shares of the capital stock of the Company of any nature whatsoever, voting and non-voting.  The Company Shares are validly issued, fully paid and non-assessable and are subject to no restrictions on transfer, except those imposed by the applicable federal and state securities laws.  All Company Shares are certificated, and the Company has not executed and delivered certificates for Company Shares in excess of the number of Company Shares set forth in this Section 2.5.  Except as set forth in the Company Disclosure Schedule, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of the Company, whether issued, unissued or held in its treasury.  There are no treasury shares.

2.6

Subsidiaries.  The Company has no subsidiaries.  The Company does not own five percent (5%) or more of the securities having voting power of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

2.7

Ownership and Authority.  The execution, delivery and performance of this Agreement by the Company has been duly authorized by its Board of Directors of the Company and all other required corporate approvals have been obtained.  This Agreement is valid and binding upon the Company, and is enforceable against the Company in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally.  The execution, delivery and performance of this Agreement by the Company will not result in the violation or breach of any term or provision of charter instruments applicable to the Company or constitute a material default under any material indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which the Company or any of its properties is bound and will not cause the creation of a lien or encumbrance on any properties owned by or leased to or by the Company.

2.8

Liabilities and Obligations.  Except to the extent set forth in the Company Financial Statements or disclosed in the Company Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) secured by a pledge or a lien on any of its assets.

2.9

Financial Statements.  The financial statements for the Company for the years ending December 31, 2012 and December 31, 2011 (the “Audited Financial Statements”) have been prepared from the books and records of the Company by its independent public accountants in accordance with generally accepted accounting principles.  The financial statements of the Company for the period ending December 31, 2013 (the “Unaudited Financial Statements" and, together with the Audited Financial Statements, the “Company Financial Statements”) have been prepared from the books and records of the Company by its management, but are in auditable condition.  The Company Financial Statements (i) are true, complete, and correct, and fairly present the financial condition and assets and liabilities or the results of operations of the Company as of the dates thereof and for the periods indicated in conformity with generally accepted accounting principles consistently applied, and (ii) contain and reflect all necessary adjustments for fair and accurate presentation of the financial condition as of such dates.  There has not been any change between the date of the Company Financial Statements and the date of this Agreement which has had an adverse effect on the financial position or results of operations of the Company.  Except as and to the extent reflected or reserved against in such Company Financial Statements, or otherwise expressly disclosed therein, the Company has no liabilities or obligations, contingent or otherwise, of a nature required to be reflected in the Company Financial Statements in accordance with generally accepted accounting principles consistently applied.  The Company will deliver audited financial statements for the period ending December 31, 2013 for filing with the SEC no later than 75 days following this closing.

2.10

Absence of Certain Changes.  During the period from the date of this Agreement through and including the Closing Date, the Company has not:

2.10.1

Suffered any adverse change affecting its assets, liabilities, financial condition or business except in the ordinary course of business;

2.10.2

Made any change in the compensation payable or to become payable to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents, whether direct or indirect, except in the ordinary course of business consistent with past practices;

2.10.3

Paid or declared any dividends, distributions or other payments due or owing to the Selling Shareholders or redeemed or repurchased (or agreed to redeem or repurchase) any of its capital stock;

2.10.4

Issued any stock, or granted any stock options or warrants to purchase stock or issued any securities convertible into common stock of the Company, except as set forth on Schedule 2.10.4;

2.10.5

Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;

2.10.6

Sold, assigned or transferred any formulas, inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know-how or other intangible assets;

2.10.7

Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

2.10.8

Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $10,000, except in the ordinary course of business and consistent with its past practices;

2.10.9

Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

2.10.10

Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its assets, except in the ordinary course of business and consistent with its past practices; or

2.10.11

Entered into or committed to any other transaction other than in the ordinary course of business, consistent with past practices.

2.11

Taxes.  The Company has filed all federal, state, local or foreign tax returns, tax reports or forms that the Company has been required to file since its inception.  Copies of all such tax returns filed since its fiscal year ended December 31, 2012. No taxes are due to any federal, state, local or foreign tax authority.  The Company is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.  The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.  The Company is not a party to any Tax allocation or sharing agreement.  The Company (i) has not been a member of an affiliated group filing a consolidated federal income tax return, (ii) is not and has not ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes, and (iii) has no liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

2.12

Title to Properties and Assets.  The Company presently owns or leases real property from which it conducts its business and owns or leases certain personal property.  The Company has good and marketable title to all real and personal property reflected on its books and records as owned by it or otherwise required or used in the operation of its business, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature, except as set forth in Section 2.12 of the Company Disclosure Schedule.  Also set forth in Section 2.12 of the Company Disclosure Schedule is a list of property leased by the Company.  Any security interests, liens, encumbrances, mortgages or charges not set forth in the Company’s Financial Statements or disclosed in the Company Disclosure Schedule shall be discharged in full on or before the Closing Date and evidenced by UCC Releases delivered by the Company on the Closing Date.  Such improved real property or tangible personal property is in good operating condition and repair, and suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, ordinary wear and tear and ordinary repair, maintenance and periodic replacement.

2.13

Accounts Receivable/Payable.  Except as set forth in Section 2.13 of the Company Disclosure Schedule, since December 31, 2012 the Company has no accounts receivable, unbilled invoices and other debts.  There have been no material adverse changes since December 31, 2012 in any accounts receivable or other debts due the Company or the allowances with respect thereto or accounts payable of the Company from that reflected in the Financial Statements.

2.14

Material Documents.  Set forth in Section 2.14 of the Company Disclosure Schedule is a complete list of all material documents to which the Company is a party.  All such documents listed in Section 2.14 of the Company Disclosure Schedule are valid and enforceable and copies of such material documents (or, with the consent of GLER, forms thereof) as have been requested by GLER have been provided to GLER.  Except as disclosed in Section 2.14 of the Company Disclosure Schedule, neither the Company nor any of the other parties thereto, is or will be, merely with the passage of time, in default under any such material document nor is there any requirement for any of such material documents to be novated or to have the consent of the other contracting party in order for such material documents to be valid, effective and enforceable by the Company after the Closing Date as it was immediately prior thereto.

2.15

Intellectual Properties.  Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by the Company in the operation of its business (collectively, the “Intellectual Property”).  No Intellectual Property, other than as set forth on Section 2.15 of the Company Disclosure Schedule, is required or used in the operation of the business of the Company.  There are no pending or, to the knowledge of the Company and the Company Shareholders, threatened claims of infringement upon the rights to the Intellectual Property or any intellectual property rights of others.

2.16

No Default.  Neither the Company nor the Company Shareholders are in material default under any provision of any contract, commitment, or agreement respecting the Company or its assets to which the Company or the Company Shareholders is or are parties or by which they are bound.

2.17

Litigation.  There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or, threatened, and there are no investigations pending or threatened against the Company which relate to and could have a material adverse effect on the properties, business, assets or financial condition of the Company or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of the Company Shareholders or the Company to perform their respective obligations under this Agreement or to carry out the transactions contemplated by this Agreement or otherwise affecting the Shares.

2.18

Finders.  Neither the Company nor the Company Shareholders owe any fees or commissions, or other compensation or payments to any broker, finder, financial consultant, or similar person claiming to have been employed or retained by or on behalf of the Company or the Company Shareholders in connection with this Agreement or the transactions contemplated hereby.

2.19

Employees.  Section 2.19 of the Company Disclosure Schedule sets forth the name and current monthly salary and any accrued benefit for each employee of the Company.  Except as set forth in Section 2.19 of the Company Disclosure Schedule, the Company has no written employment agreements with any of its employees and it does not currently use the services of nor has it at any time engaged any independent contractor.

2.20

Absence of Pension Liability.  The Company has no liability of any nature to any person or entity for pension or retirement obligations, vested or unvested, to or for the benefit of any of its existing or former employees.  The consummation of the transactions contemplated by this Agreement will not entitle any employee of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, including the Exhibits, or accelerate the time of payment or increase the amount of compensation due to any such employee.  Except as described in Section 2.20 of the Company Disclosure Schedule, the Company does not presently have nor has it ever had any employee benefit plans and has no announced plan or legally binding commitment to create any employee benefit plans.

2.21

Compliance With Laws.  The Company has conducted and is continuing to conduct its business in compliance with, and is in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, except where noncompliance with any such statutes, orders, rules or regulations would not have an adverse effect on the Company or its results of operations.  Such statutes, orders, rules or regulations include, but are not limited to, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by the Company to be created thereunder.  To the knowledge of the Company, there are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section 2.21 to be untrue or have an adverse effect on its operations, conduct of business or use of properties.

2.22

Filings.  The Company has made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

2.23

Certain Activities.  The Company has not, directly or indirectly, engaged in or been a party to any of the following activities:

2.23.1

Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

2.23.2

Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

2.23.3

Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

2.23.4

Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

2.23.5

Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

2.23.6

Paying or reimbursing (including gifts) personnel of the Company for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Subparagraphs 2.23.1 through 2.23.5 above;

2.23.7

Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

2.23.8

Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

2.24

Employment Relations.  The Company is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against the Company is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving the Company; no labor representation question exists respecting the employees of the Company; no grievance which might have an adverse effect upon the Company or the conduct of its business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by the Company; and the Company has not experienced any material labor difficulty during the last three (3) years.

2.25

Insurance Coverage.  The Company has heretofore delivered copies of the policies of fire, liability, workers' compensation or other forms of insurance of the Company.  The Company has complied with the terms and provisions of such policies including, without limitation, all riders and amendments thereto.  The Company has met required collateral and premium for coverages in force.  In the reasonable judgment of the Company and the Company Shareholders, such insurance is adequate and the Company will keep all current insurance policies in effect through the Closing.

2.26

Articles of Incorporation and Bylaws.  The Company has heretofore delivered to GLER true, accurate and complete copies of the Articles of Incorporation and Bylaws of the Company, together with all amendments to each of the same as of the date hereof.

2.27

Corporate Minutes.  The minute books of the Company provided to GLER at the Closing are the correct and only such minute books and do and will contain, in all material respects, complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its shareholders, Board of Directors and committees thereof through the Closing Date.  The stock records of the Company delivered to GLER at the Closing are the correct and only such stock records and accurately reflects all issues and transfers of record of the capital stock of the Company.  The Company does not have any of its records or information recorded, stored, maintained or held off the premises of the Company.

2.28

Default on Indebtedness.  The Company is not in default under any evidence of indebtedness for borrowed money.

2.29

Indebtedness.  Neither the Company Shareholders nor any corporation or entity with which they are affiliated are indebted to the Company, and the Company has no indebtedness or liability to any Shareholder or any corporation or entity with which they are affiliated.

2.30

Governmental Approvals.  Except as set forth in Section 2.30 of the Company Disclosure Schedule, no consent, approval or authorization of, or notification to or registration with, any governmental authority, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by the Company Shareholders or the Company.

2.31

Investment Intent.  The Company Shareholders are taking the GLER Shares for their own account and for investment purposes, with no present intention of dividing their interest with others or of reselling or otherwise disposing of all or any portion of the GLER Shares other than pursuant to an effective registration statement or available exemptions under applicable securities laws.  The Company Shareholders do not intend to sell the GLER Shares, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.  The Company Shareholders have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the GLER Shares.  The Company Shareholders are not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the GLER Shares.  The Company Shareholders possess the experience in business in which GLER is involved necessary to make an informed decision to acquire the GLER Shares and the Company Shareholders have the financial means to bear the economic risk of the investment in the GLER Shares as of the Closing Date.  The Company Shareholders have been represented by legal counsel and have consulted with financial advisors to the extent they deemed necessary.  The Company Shareholders have received and read the Disclosure Statement of GLER, including its financial statements and SEC Reports, as defined in Section 3.6, “Securities Filings; Financial Statements,” and any additional information they have requested.  The Company Shareholders have had the opportunity to ask questions of the directors and officers of GLER concerning GLER.

2.32

Licenses, Permits and Required Consents.  The Company has all required franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits (“Authorizations”) necessary to the conduct of its business as currently conducted or proposed to be conducted.  A list of such Authorizations is set forth in Section 2.32 of the Company Disclosure Schedule attached hereto, true, correct and complete copies of which have previously been delivered to GLER.  All Authorizations relating to the business of the Company are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such Authorizations and the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

2.33

Completeness of Representations and Schedules.  The Disclosure Schedule and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement.  This Agreement, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Article 2 and the documents and written information pertaining to the Company and the Company Shareholders furnished to GLER and the GLER Subsidiary or their respective agents by or on behalf of, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

2.34

SEC Filings.  The Company and the Company’s Shareholders shall make all appropriate filings they are required to make as a result of this transaction within the time frame required for such filings by the Rules and Regulations of the United States Securities and Exchange Commission.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF GLER
AND THE GLER SUBSIDIARY

Except as disclosed in the schedules to be delivered by GLER and the GLER Subsidiary on the Closing Date (the “GLER Disclosure Schedule”), which GLER Disclosure Schedule is incorporated into and should be considered an integral part of this Agreement, GLER and the GLER Subsidiary represent and warrant to the Company and the Company Shareholders as follows:

3.1

Organization and Good Standing.

3.1.1

GLER is a corporation duly organized and existing in good standing under the laws of the State of Nevada.  GLER has full corporate power and authority to carry on its business as now conducted.  GLER is duly qualified to transact business in the State of Nevada and in all states and jurisdictions in which the business or ownership of the GLER Subsidiary’s properties or assets makes it necessary so to qualify (other than in jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

3.1.2

The GLER Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.  The GLER Subsidiary has full corporate power and authority to carry on its business as now conducted.  GLER Subsidiary is duly qualified to transact business in the State of Nevada and in all states and jurisdictions in which the business or ownership of the GLER Subsidiary’s properties or assets makes it necessary so to qualify (other than in jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

3.2

Finders.  No agent, broker, person or firm acting on behalf of GLER or the GLER Subsidiary is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties to this Agreement, or from any person controlling, controlled by or under common control with any of the parties to this Agreement, in connection with any of the transactions contemplated in this Agreement.

3.3

Authority and Consent.  The execution, delivery and performance of this Agreement by GLER and the GLER Subsidiary have been duly authorized by their respective Board of Directors.  This Agreement is valid and binding upon GLER and the GLER Subsidiary, subject to shareholder approval, and is enforceable against GLER and the GLER Subsidiary in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally.  GLER and the GLER Subsidiary have read and understand this Agreement, have consulted legal and accounting representatives to the extent deemed necessary and have the capacity to enter into this Agreement and to carry out the transactions contemplated hereby without the consent of any third party, except shareholder approval.

3.4

Validity of Agreement.  Neither the execution nor the delivery of this Agreement by GLER and the GLER Subsidiary, nor the performance by GLER and the GLER Subsidiary of any of the covenants or obligations to be performed by GLER and the GLER Subsidiary hereunder, will result in any violation of any order, decree or judgment of any court or other governmental body, or statute or law applicable to GLER and the GLER Subsidiary, or in any breach of any terms or provisions of the Articles of Incorporation or the Bylaws of GLER or the GLER Subsidiary, respectively, or constitute a default under any indenture, mortgage, deed of trust or other contract to which GLER and the GLER Subsidiary is a party or by which GLER and the GLER Subsidiary is bound.

3.5

Government Approvals.  No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by GLER and the GLER Subsidiary.

3.6

Securities Filings; Financial Statements.  GLER has made available to the Company and the Shareholders a Disclosure Statement and true and complete copies of all reports, statements and registration statements and amendments thereto filed by GLER with the Securities and Exchange Commission since December 31, 2012 (the "SEC Reports").  As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the SEC Reports (including all schedules thereto and disclosure documents incorporated by reference therein), contains any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of the SEC Reports as of the time of filing or as of the date of the last amendment thereof, if amended after filing, complied in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), as applicable.  The consolidated financial statements of GLER included in the SEC Reports fairly present in conformity in all material respects with GAAP applied on a consistent basis the consolidated financial position of GLER as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

3.7

Capitalization.

3.7.1

The authorized capital stock of GLER consists of the following:

Class	Authorized	Par Value	Outstanding
Common	2,000,000,000	.00001	1,999,784,734
Preferred Class A	10,000,000.001		None
Preferred Class B	5,000,000.001		3,000,000
Preferred Class C	15,000,000.001		None
Preferred Class D	13,000,000.001		None

The Shareholders of GLER have voted to increase the authorized shares of common stock to 6,000,000,000 shares, and GLER’s Articles of Incorporation will be amended to effect this increase prior to the Closing.  The Outstanding GLER Shares constitute the only outstanding shares of the capital stock of GLER of any nature whatsoever, voting and non-voting.  The Outstanding GLER Shares are validly issued, fully paid and non-assessable and are subject to no restrictions on transfer.  All Outstanding GLER Shares are certificated, and the Company has executed and delivered no certificates for shares in excess of the number of Outstanding GLER Shares set forth in this Section 2.5.  Other than those described in Schedule 3.7, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of GLER, whether issued, unissued or held in its treasury.  GLER holds are no treasury shares.

3.7.2

The authorized capital stock of the GLER Subsidiary consists of 100,000,000 shares of Common Stock, $0.00001 par value per share, 1,000,000 of which are issued and outstanding (“Outstanding GLER Subsidiary Shares”).  The Outstanding GLER Subsidiary Shares constitute the only outstanding shares of the capital stock of the GLER Subsidiary of any nature whatsoever, voting and non-voting.  The Outstanding GLER Subsidiary Shares are validly issued, fully paid and non-assessable and are subject to no restrictions on transfer.  The Company has executed and delivered no certificates for shares in excess of the number of Outstanding GLER Subsidiary Shares set forth in this Section 3.7.2.  There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of the GLER Subsidiary, whether issued, unissued or held in its treasury.  There are no treasury shares.

3.8

Subsidiaries.  Except for the GLER Subsidiary and Knightsbridge-Amvesco, Inc., neither GLER nor the GLER Subsidiary has any subsidiaries.  Neither GLER nor the GLER Subsidiary own five percent (5%) or more of the securities of another company, other than Knightsbridge-Amvesco, Inc. (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

3.9

Absence of Certain Changes.  During the period from the date of this Agreement through and including the Closing Date, neither GLER nor the GLER Subsidiary has:

3.9.1

Suffered any adverse change affecting its assets, liabilities, financial condition or business except in the ordinary course of business;

3.9.2

Made any change in the compensation payable or to become payable to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents, whether direct or indirect, except in the ordinary course of business consistent with past practices;

3.9.3

Paid or declared any dividends, distributions or other payments due or owing to the Selling Shareholders or redeemed or repurchased (or agreed to redeem or repurchase) any of its capital stock;

3.9.4

Issued any stock, or granted any stock options or warrants to purchase stock or issued any securities convertible into common stock of GLER or the GLER Subsidiary, except as set forth in Schedule 3.9.4;

3.9.5

Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;

3.9.6

Sold, assigned or transferred any formulas, inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know-how or other intangible assets;

3.9.7

Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

3.9.8

Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $5,000, except in the ordinary course of business and consistent with its past practices;

3.9.9

Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

3.9.10

Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its assets, except in the ordinary course of business and consistent with its past practices; or

3.9.11

Entered into or committed to any other transaction other than in the ordinary course of business, consistent with past practices.

3.10

Taxes.  GLER has filed all federal, state, local or foreign tax returns, tax reports or forms that it is required to file since its inception.  Copies of all such tax returns filed since its inception will be provided to the Company upon request. No taxes are due to any federal, state, local or foreign tax authority.  GLER is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.  GLER has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.  GLER is not a party to any Tax allocation or sharing agreement.  GLER (i) has not been a member of an affiliated group filing a consolidated federal income tax return, (ii) is not and has not ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes, and (iii) has no liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

3.11

Title to Properties and Assets.  GLER presently owns or leases real property from which it conducts its business and owns or leases certain personal property.  GLER has good and marketable title to all real and personal property reflected on its books and records as owned by it or otherwise required or used in the operation of its business, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature.  Set forth in Section 3.11 of the GLER Disclosure Schedule is a list of property leased by GLER.  Such improved real property or tangible personal property is in good operating condition and repair, and suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, ordinary wear and tear and ordinary repair, maintenance and periodic replacement.

3.12

Material Documents. Set forth in Section 3.12 of the GLER Disclosure Schedule is a complete list of all material documents to which GLER or the GLER Subsidiary is a party.  All such documents listed in Section 3.12 of the GLER Disclosure Schedule are valid and enforceable and copies of such material documents (or, with the consent of the Company, forms thereof) have been provided to the Company.  Except as disclosed in Section 3.12 of the GLER Disclosure Schedule, neither GLER, the GLER Subsidiary nor any of the other parties thereto, is or will be, merely with the passage of time, in default under any such material document nor is there any requirement for any of such material documents to be novated or to have the consent of the other contracting party in order for such material documents to be valid, effective and enforceable by GLER or the GLER Subsidiary, as the case may be, after the Closing Date as it was immediately prior thereto.

3.13

Intellectual Properties.  Except as set forth in Section 3.13 of the GLER Disclosure Schedule, neither GLER nor the GLER Subsidiary has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by GLER or the GLER Subsidiary in the operation of its business (collectively, the “Intellectual Property”).  No GLER Intellectual Property is required or used in the operation of the business of GLER or the GLER Subsidiary.  There are no pending or threatened claims of infringement upon the GLER Intellectual Property or upon the rights to any intellectual property of others.

3.14

No Default.  Neither GLER nor the GLER Subsidiary is in default under any provision of any contract, commitment, or agreement respecting GLER, the GLER Subsidiary or any of their respective assets to which GLER or the GLER Subsidiary is or are parties or by which they are bound.

3.15

Litigation.  There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or, threatened, and there are no investigations pending or threatened against GLER or the GLER Subsidiary which relate to and could have a material adverse effect on the properties, business, assets or financial condition of GLER or the GLER Subsidiary or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of GLER or the GLER Subsidiary to perform their respective obligations under this Agreement or to carry out the transactions contemplated by this Agreement.

3.16

Absence of Pension Liability.  Neither GLER nor the GLER Subsidiary has any liability of any nature to any person or entity for pension or retirement obligations, vested or unvested, to or for the benefit of any of its existing or former employees.  The consummation of the transactions contemplated by this Agreement will not entitle any employee of GLER or the GLER Subsidiary to severance pay, unemployment compensation or any other payments, except as expressly provided in this Agreement, including the Exhibits, or accelerate the time of payment or increase the amount of compensation due to any such employee.  Neither GLER nor the GLER Subsidiary have presently nor have they ever had any employee benefit plans and have no announced plan or legally binding commitment to create any employee benefit plans.

3.17

Compliance with Laws.  To their knowledge, GLER and the GLER Subsidiary have conducted and are continuing to conduct their respective businesses in compliance with, and are in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, except where noncompliance with any such statutes, orders, rules or regulations would not have an adverse effect on either GLER, the GLER Subsidiary or their respective results of operations.  Such statutes, orders, rules or regulations include, but are not limited to, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations.  The execution, delivery and performance of this Agreement by GLER and the GLER Subsidiary and the consummation by GLER and the GLER Subsidiary of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by GLER or the GLER Subsidiary to be created thereunder.  There are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section 3.17 to be untrue or have an adverse effect on its operations, conduct of business or use of properties.

3.18

Filings.  GLER and the GLER Subsidiary have made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

3.19

Certain Activities.  Neither GLER nor the GLER Subsidiary has, directly or indirectly, engaged in or been a party to any of the following activities:

3.19.1

Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

3.19.2

Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

3.19.3

Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

3.19.4

Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally mis-recorded on or improperly omitted from the corporate books of account;

3.19.5

Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

3.19.6

Paying or reimbursing (including gifts) personnel of GLER or the GLER Subsidiary for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Subparagraphs 2.23.1 through 2.23.5 above;

3.19.7

Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

3.19.8

Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

3.20

Employment Relations.  GLER and the GLER Subsidiary are in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against either GLER or the GLER Subsidiary is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving either GLER or the GLER Subsidiary; no labor representation question exists respecting the employees of either GLER or the GLER Subsidiary; no grievance which might have an adverse effect upon either GLER or the GLER Subsidiary or the conduct of its business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by either GLER or the GLER Subsidiary; and either GLER or the GLER Subsidiary has not experienced any material labor difficulty during the last three (3) years.

3.21

Insurance Coverage.  The policies of fire, liability, workers' compensation or other forms of insurance of GLER and the GLER Subsidiary are described in Section 3.23 of the GLER Disclosure Schedule.  Both GLER and the GLER Subsidiary have complied with the terms and provisions of such policies including, without limitation, all riders and amendments thereto.  GLER and the GLER Subsidiary have met required collateral and premium for coverages in force.  In the reasonable judgment of GLER and the GLER Subsidiary, such insurance is adequate and GLER will keep all current insurance policies in effect through the Closing.

3.22

Articles of Incorporation and Bylaws.  Each of GLER and the GLER Subsidiary has heretofore delivered to the Company true, accurate and complete copies of their respective Articles of Incorporation and Bylaws, together with all amendments to each of the same as of the date hereof.

3.23

Corporate Minutes.  The minute books of each of GLER and the GLER Subsidiary provided to the Company at the Closing are the correct and only such minute books and do and will contain, in all material respects, complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of their respective shareholders, Board of Directors and committees thereof through the Closing Date.  The stock records of each of GLER and the GLER Subsidiary delivered to the Company and the Shareholders at the Closing are the correct and only such stock records and accurately reflects all issues and transfers of record of the capital stock of each of GLER and the GLER Subsidiary.  Neither GLER nor the GLER Subsidiary has any of its records or information recorded, stored, maintained or held off the premises of GLER.

3.24

Default on Indebtedness.  Neither GLER nor the GLER Subsidiary is in default under any evidence of indebtedness for borrowed money.

3.25

Agreements, Judgment and Decrees.  Neither GLER nor the GLER Subsidiary is subject to any agreement, judgment or decree adversely affecting its or their ability to enter into this Agreement, to consummate the transactions contemplated herein.

3.26

Governmental Approvals.  Except as set forth in Section 3.26 of the GLER Disclosure Schedule, no consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by GLER or the GLER Subsidiary.

3.27

Licenses, Permits and Required Consents.  Each of GLER and the GLER Subsidiary has all required franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits (“Authorizations”) necessary to the conduct of its business as currently conducted or proposed to be conducted.  A list of such Authorizations is set forth in Section 3.27 of the GLER Disclosure Schedule attached hereto, true, correct and complete copies of which have previously been delivered to the Company.  All Authorizations relating to the business of GLER or the GLER Subsidiary are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such Authorizations and the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

3.28

Employment and Consulting Agreements.  Neither GLER nor the GLER Subsidiary has any outstanding employment or consulting agreement, written or oral, with any employee or third party.

3.29

Transferability of GLER Shares.  The GLER Shares are qualified for trading on NASDAQ’s OTC Bulletin Board under the symbol GLER.  There are at least two market makers for the GLER Share and will be at least two market makers after the Merger.  The GLER Shares owned by certain non-Affiliates were registered with the SEC and are freely tradable on the OTC Bulletin Board and transferable without further action by GLER.  The GLER Shares owned by non-Affiliates will continue to be tradable on the OTC Bulletin Board and transferable by non-Affiliates after the Merger, provided that GLER timely files a report on Form 8-K containing information about the Merger and the Company as required by applicable SEC regulations.  The term “Affiliate” in this Agreement shall have the meaning as defined in Rule 415 under the Securities Act of 1933, as amended.  The foregoing representations and warranties do not apply if non-Affiliates who hold GLER Shares received them in a private placement transaction, or have pledged, hypothecated or otherwise restricted the transferability of their GLER Shares.

3.30

Completeness of Representations and Schedules.  The Disclosure Schedule and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement.  This Agreement, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Article 3, and the documents and written information pertaining to GLER and the GLER Subsidiary furnished to the Company or its agents and the Shareholders by or on behalf of GLER, the GLER Subsidiary and the GLER Principal Shareholders , do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

ARTICLE 4

CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF GLER AND THE GLER SUBSIDIARY

The obligations of GLER and the GLER Subsidiary pursuant to this Agreement are, at the option of GLER and the GLER Subsidiary, subject to the fulfillment to GLER’s and the GLER Subsidiary’s satisfaction on or before the Closing Date of each of the following conditions:

4.1

Execution of this Agreement.  The Company and the Shareholders have duly executed and delivered this Agreement to GLER, and all corporate action required to consummate the Merger and the transactions contemplated hereby shall have been duly and validly taken.

4.2

Representations and Warranties Accurate.  All representations and warranties of the Shareholder and the Company contained in this Agreement shall have been true in all material respects as of the Closing Date.

4.3

Performance of the Company and Shareholders.  The Company and the Shareholders shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them.

4.4

Tender of Company Shares.  The Shareholders shall deliver to GLER all Company Shares and all options, warrants or other rights to acquire Company Shares owned by such Shareholders free and clear of any liens, encumbrances and other obligations.

4.5

Title.  On or prior to the Closing Date, the Company shall deliver to GLER duly executed UCC-2 releases, as described in Section 2.12, “Title to Properties and Assets,” or evidence that no liens have been recorded against any of the Company’s properties or assets.

4.6

Intellectual Property.  All trademarks, trade names, service marks, licenses or other rights that the Company uses in connection with its business shall be free and clear of any encumbrances, controversies, infringement or other claims or obligations on the Closing Date.

4.7

Consent of Material Customers.  Prior to Closing, the Company shall have obtained all approvals in connection with the transfer of the Company Shares by the Shareholders to GLER as may be required by any material contracts between the Company and any of its principal customers, and such approvals shall have been issued in written form and substance satisfactory to GLER and its counsel or GLER shall have waived such requirements.

4.8

Obligations to Third Parties.  There shall be no loans or obligations outstanding from the Company to any third party, except those incurred in the ordinary course of business or as otherwise disclosed to GLER.

4.9

Outstanding Obligations to Employees.  There shall be no outstanding claims, loans or obligations of the Company owed to any of their employees or officers, provided that GLER shall give notice to the Shareholders and the Company of its approval or withholding of approval of any claims, loans or obligations then known to GLER on or before the Closing Date.

4.10

Approval of Plan of Merger.  The Merger and the Articles of Merger shall have been duly approved by the Board of Directors of the Company and the Shareholders pursuant to the Nevada Act and the Florida Act.

4.11

Financial and Other Conditions.  The Company shall have no contingent or other liabilities connected with its business, except as disclosed in the Financial Statements or which otherwise have been incurred in the ordinary course of business and have otherwise been disclosed to GLER.  The review of the business, premises and operations of the Company and the Financial Statements by GLER at its expense shall be satisfactory to GLER and shall not have revealed any matter which, in the sole judgment of GLER, makes the acquisition on the terms herein set forth inadvisable for GLER.

4.12

Legal Prohibition; Regulatory Consents.  On the Closing Date, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement.  Any required governmental or regulatory consents shall have been obtained.

4.13

All Contracts Continued.  Except as set forth in Schedule 4.13, all lines of credit, debts, financing arrangements, leases and other contracts of the Company shall be acceptable to GLER and shall continue under their present terms and conditions after the Closing Date and all approvals relating to the transfer of Company Shares by the Shareholders in the Merger, and to effect the transactions contemplated hereby, required by the foregoing instruments and arrangements shall have been obtained by the Closing Date.  GLER shall have received estoppel letters in form and substance reasonably acceptable to it from other parties to any Contracts, if and as requested by GLER.

4.14

Preferred Stock.  The Company shall have no shares of Preferred Stock outstanding.

4.15

No Adverse Change.  There shall not have occurred any material adverse change in the assets, business, condition or prospects of the Company.

4.16

Capital.  The Company shall have raised a total of $4.0 million of debt and/or equity capital in one or more private placements, and those funds will be on deposit with the Company at Closing.

4.17

Registration Rights Agreement.  The principal GLER shareholders, as designated by the Company and GLER shall have entered into the Registration Rights Agreement set forth as Exhibit C.

4.18

Legal Opinion.  The Company’s legal counsel shall provide a legal opinion dated as of the Closing date in a form reasonably acceptable to GLER to the effect that the Company shares have been full paid, validly issued, and are non-assessable.

4.19

Due Diligence.  In connection with GLER’s due diligence as provided for in Section 8.4 hereof, there shall not be discovered any fact or issue which would constitute a violation of this Agreement.

ARTICLE 5

CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF THE COMPANY AND THE COMPANY SHAREHOLDERS

The obligations of the Company and the Company Shareholders under this Agreement are, at the option of the Company or the Company Shareholders, subject to the fulfillment to the satisfaction of the Company and the Company Shareholders on or before the Closing Date of each of the following conditions:

5.1

Execution and Approval of Agreement.  GLER and the GLER Subsidiary shall have duly executed and delivered this Agreement to the Company and the Company Shareholders and all corporate action required to consummate the Merger and the transactions contemplated hereby shall have been duly and validly taken.

5.2

GLER Shares.  The GLER Shares received by the Company Shareholders shall be free and clear of any liens, encumbrances or other obligations, except as may be imposed pursuant to the Securities Act.

5.3

Employment or Consulting Agreements.  As of the Closing Date, there shall be no employment or consulting agreements, except as negotiated between the parties, between the GLER or the GLER Subsidiary and any other party.

5.4

Representations and Warranties.  The representations and warranties made to the Company and the Company Shareholders in this Agreement or in any document, statement, list or certificate furnished pursuant hereto shall be true and correct as of the Closing Date.

5.5

Financial and Other Conditions.  GLER shall have no contingent or other liabilities connected with its business, except as disclosed in the Financial Statements or which otherwise have been incurred in the ordinary course of business.  The review of the business, premises and operations of GLER and the Financial Statements by the Company at its expense shall be satisfactory to the Company and shall not have revealed any matter which, in the sole judgment of the Company, makes the acquisition on the terms herein set forth inadvisable for the Company.

5.6

Legal Opinion of GLER Counsel.  GLER legal counsel shall provide a legal opinion, dated the Closing Date, in a form reasonably acceptable to the Company to the effect that the GLER Shares held by non-Affiliates prior to the Effective Time will be freely tradable at and after the Effective Time.

5.7

Approval of Plan of Merger.  The Plan of Merger shall have been duly approved by GLER as the sole shareholder of the GLER Subsidiary and by the Board of Directors and shareholders of GLER pursuant to the Nevada Act.

5.8

GLER Shareholder Approvals.  GLER shall have obtained shareholder approval to (i) change the name of GLER to Hawk Manufacturing, Inc

5.9

Securities Filings.  GLER shall have filed all required periodic reports under the Securities Exchange Act of 1934 (the “Exchange Act”) and shall have made all other such filings with the Securities and Exchange Commission and state securities regulators as may be required by applicable state and federal law.

5.10

Governmental Proceedings.  No action or proceeding before any court or other governmental body shall be instituted which prohibits or invalidate the transaction, or threatens to prohibit or invalidate the transaction, or which may affect the right of the Company Shareholders to own the Company Shares or to operate or control GLER or the Surviving Company after the Closing Date.

5.11

Due Diligence.  In connection with the Company’s due diligence as provided in Section 8.4 hereof, there shall not be discovered any fact or issue which would constitute a violation of this Agreement.

5.12

Spinoff.  Immediately prior to or simultaneously with the Closing, GLER will spin-off its wholly-owned subsidiary, Knightsbridge, Inc., to the GLER shareholders.

ARTICLE 6

INDEMNIFICATION

6.1

Survival of Representations, Warranties and Certain Covenants.  The representations and warranties made by the parties in this Agreement and all of the covenants of the parties in this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall expire on the twelve month anniversary of the Closing Date.  Any claim for indemnification shall be effective only if notice of such claim is given by the party claiming indemnification or other relief on or before February 19, 2015.

6.2

Indemnification by the GLER Principal Shareholders.  The GLER Principal Shareholders agree to indemnify and hold the Company and the Company Shareholders harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys’ fees) incurred by the Company and the Company Shareholders resulting from any misrepresentation or breach of the warranties made by GLER, the GLER Subsidiary and the GLER Principal Shareholders in Article 3, "Representations and Warranties of GLER, the GLER Subsidiary and the Principal GLER Shareholders," or any breach or nonfulfillment of any agreement, covenant, representation or warranty on the part of GLER, the GLER Subsidiary and the GLER Principal Shareholders contained in this Agreement or any liabilities, obligations and commitments, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys’ fees.  No claim for indemnification may be made under this Section 6.2 after February 19, 2015.

6.3

Indemnification by the Company’s Shareholders.  The Company’s Shareholders agree to indemnify and hold GLER and the GLER Principal Shareholders harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys’ fees) incurred by GLER and the GLER Shareholders resulting from any misrepresentation or breach of the warranties made by the Company, and the Company’s Shareholders in Article 2, or any breach or non-fulfillment of any agreement, covenant, representation or warranty on the part of the Company or the Company’s Shareholders contained in this Agreement, or any liabilities, obligations and commitments, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys’ fees.  No claim for indemnification may be made under this Section 6.3 after February 19, 2015.

6.4

Arbitration.  If the Company or the Company Shareholders believe that a matter has occurred that entitles them to indemnification under Section 6.2, “Indemnification by the GLER Principal Shareholders,” the Company or the Company Shareholders, as the case may be (the “Indemnified Party”), shall give written notice to the party or parties against whom indemnification is sought (each of whom is referred to herein as an “Indemnifying Party”) describing such matter in reasonable detail.  The Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its losses, liabilities, costs or damages, and to supplement its claim from time to time thereafter by further notices as they are established.  Each Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position in respect thereto in reasonable detail.  If such Indemnifying Party does not timely so respond, it will be deemed to have accepted the Indemnified Party’s indemnification claim as specified in the notice given by the Indemnified Party.  If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute, and upon the expiration of an additional thirty (30) day period from the date of the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute shall be submitted to arbitration in Reno, Nevada, to a member of the American Arbitration Association mutually appointed by the Indemnified Party and Indemnifying Party (or, in the event the Indemnified Party and Indemnifying Party cannot agree on a single such member, to a panel of three members of such Association selected in accordance with the rules of such Association), who shall promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties.  Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction.  The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party hereto all fees and disbursements of such arbitrator or arbitrators.  For this purpose, a party shall be deemed to be the prevailing party only if such party would be deemed to be a prevailing party under Section 6.8, "Definition of Prevailing Parties."

6.5

No Finders.  GLER, the GLER Subsidiary and the GLER Principal Shareholders represent and warrant to the Company and the Shareholders and the Company and the Company Shareholders represent and warrant to GLER, the GLER Subsidiary and the GLER Principal Shareholders that there are no obligations to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.  The GLER Principal Shareholders agree to indemnify and hold the Company and the Company Shareholders harmless from any breach of the representation of GLER, the GLER Subsidiary and the Principal Shareholders in the previous sentence, and the Shareholders agree to indemnify and hold GLER, the GLER Subsidiary and the GLER Principal Shareholders harmless from any breach of their representation in the previous sentence or from their failure to pay such fees.

6.6

Third Person Claim Procedures.  If any third person asserts a claim against an Indemnified Party in connection with the matter involved in such claim, the Indemnified Party shall promptly (but in no event later than ten (10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required) notify the Indemnifying Party of such claim.  The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required.  If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party.  The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent.  As long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim.  If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim.  The parties agree to cooperate in defending such third party claims, and the defending party shall have access to records, information and personnel in control of the other part which are pertinent to the defense thereof.

6.7

Limitation of Remedies.  No party to this Agreement shall be liable to any other party or parties or have any remedies against any other party or parties under this Agreement other than as provided in this Article 6.  The parties understand that this Agreement requires that all disputed claims shall be submitted to arbitration in accordance with Section 6.3, “Arbitration.”

6.8

Definition of Prevailing.  Notwithstanding any of the other provisions hereof, in the event of arbitration and/or litigation with respect to the interpretation or enforcement of this Agreement or any provisions hereof, the prevailing party in any such matter shall be entitled to recover from the other party their or its reasonable costs and expense, including reasonable attorneys’ fees, incurred in such arbitration and/or litigation.  For purposes of this Agreement, a party shall be deemed to be the prevailing party only if such party (A)(i) receives an award or judgment in such arbitration and/or litigation for more than 50% of the disputed amount involved in such matter, or (ii) is ordered to pay the other party less than 50% of the disputed amount involved in such matter or (B)(i) succeeds in having imposed a material equitable remedy on the other party (such as an injunction or order compelling specific performance), or (ii) succeeds in defeating the other party’s request for such an equitable remedy.

ARTICLE 7

RISK OF LOSS

The risk of loss or destruction of all or any part of the Company’s properties or assets prior to the Closing Date from any cause (including, without limitation, fire, theft, acts of God or public enemy) shall be upon the Company and the Company Shareholders.  Such risk shall be upon GLER Subsidiary if such loss occurs after the Closing Date.

ARTICLE 8

CERTAIN COVENANTS OF THE PARTIES

8.1

Expenses and Fees.  Each party shall be solely responsible for its own costs and expenses (including legal expenses, accounting expenses and brokers or finder’s fees and expenses), and the costs and expenses of its affiliates, in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.  No party shall have any obligation for paying such expenses or costs of any other party.

8.2

Public Announcements.  The parties agree that no public release, announcement or any other disclosure concerning any of the transactions contemplated hereby shall be made or issued by any party without the prior written consent of GLER and the Company (which consent shall not be unreasonably withheld or delayed), except to the extent such release, announcement or disclosure may be required by applicable laws, in which case the person required to make the release, announcement or disclosure shall allow GLER or the Company, as applicable, reasonable time to comment on such release, announcement or disclosure in advance of such issuance or disclosure; provided, however, that no notice is required if the disclosure is determined by the GLER’s legal counsel to be required under federal or state securities laws or exchange regulation applicable to GLER.

8.3

Operations Pending Closing.  Each of the Company, on one hand, and GLER and the GLER Subsidiary, on the other hand, covenants that from the date hereof through the Closing Date, except as otherwise provided in this Agreement; or with the prior written consent of the other parties, which shall not be unreasonably withheld or delayed, shall:

8.3.1

not undertake any transactions or enter into any contracts, commitments or arrangements other than in the ordinary course of business, use its good faith efforts to preserve the present Business and organization of such party, and to preserve the goodwill of others having business relationships with such party;

8.3.2

not enter into, renew, extend, modify, terminate, waive or diminish any right under any material lease, contract or other instrument, except in the ordinary course of business;

8.3.3

not allow any of such parties’ assets or properties to become subject to any Encumbrance that does not exist as of the date of this Agreement, except in the ordinary course of business;

8.3.4

maintain such party’s existing insurance coverages, subject to variations in amounts in the ordinary course of business;

8.3.5

not declare or make any dividends or distributions; and

8.3.6

not amend the organizational documents of such party, provided that it is acknowledged and agreed that GLER is amending its Articles of Incorporation to authorize additional shares.

8.4.

Due Diligence Investigation.  Each party shall afford to the officers, employees and authorized representatives of the other (including independent public accountants and attorneys) complete access to the offices, properties, books, records, tax returns, financial records (including computer files, retrieval programs and similar documentation), employees and business of such party subject to reasonable prior notice and shall furnish to such party and its authorized representatives such additional information concerning the assets, properties and operations as shall be reasonably requested, including all such information as shall be necessary or appropriate to enable such party or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants contained in this Agreement have been complied with, and to determine whether the conditions set forth in Article 4 or 5 have been satisfied.  Each party shall ensure that all third-party representatives of each, including without limitation accountants and attorneys, fully cooperate and are available to the other party in connection with such investigation, and each party shall bear its own costs and expenses in connection with the same.  Any such investigation shall be conducted in a manner that would not interfere unreasonably with the operations of the other party.

8.5

Further Assurances.  Each of the parties hereto shall, at any time, and from time to time, either before or after the Closing Date, upon the request of the appropriate party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances and assurances as may be reasonably required to complete the transactions contemplated in this Agreement.  After the Closing Date, each party shall use its good faith efforts to assure that any necessary third party shall execute such documents and do such acts and things as the other party may reasonably require for the purpose of giving each party the full benefit of all the provisions of this Agreement and as may be reasonably required to complete the transactions contemplated in this Agreement.

8.6

Actions of the Parties.

8.6.1

No Actions Constituting a Breach.  From the date hereof through the Closing Date, neither the Company will take or knowingly permit to be done any action in the conduct of the business of the Company, nor will GLER or the GLER Subsidiary take any action, which would be in breach of its obligations herein, and each of the parties hereto shall cause the deliveries for which such party is responsible at the Closing to be duly and timely made.

8.6.2

Notification of Breaches.  From the date hereof through the Closing Date, each party will promptly notify the other parties in writing if any such Party becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement.  During the same period, each party will promptly notify the other parties of the occurrence of any breach of any covenant of such party in this Article VIII.

8.6.3

Compliance With Conditions.  Each party hereto agrees to cooperate fully with each other party and shall use its good faith efforts to cause the conditions precedent for which such Party is responsible to be fulfilled.  Each party hereto further agrees to use its good faith efforts to consummate this Agreement and the transactions contemplated in this Agreement as promptly as possible.

ARTICLE 9

MISCELLANEOUS

9.1

Termination.

9.1.1

General.  This Agreement and the transactions contemplated hereby may be terminated prior to the Closing: (i) by the mutual written consent of the parties; (ii) by written notice from either party in the event of a material breach of this Agreement by the other party; provided that the party wishing to terminate this Agreement has notified the other parties in writing of such breach and such breach has continued without cure for a period of thirty (30) calendar days after the notice of breach; or (iii) by written notice from GLER if the Closing has not occurred by March 21, 2014, subject to the provisions of Section 1.3, "Closing," of this Agreement.

9.1.2

Effect of Termination.  If any party terminates this Agreement pursuant to this Article 9, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the others except for such damages arising out of, related to, or in connection with, breaches of representations, warranties, covenants, or agreements which shall have occurred prior to such termination.  Except, as set forth in the immediately preceding sentence, this Section shall not be deemed to release any party from any liability for any breach by such party of the representations, warranties, covenants or agreements which shall have occurred prior to such termination.  However, GLER shall be entitled to all standstill deposits if the Closing has not occurred as provided in this Agreement.

9.2

Binding Agreement.  The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

9.3

Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors.  This Agreement cannot be assigned without the consent of the Company.

9.4

Entire Agreement.  This Agreement and its exhibits and schedules constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof.  The exhibits and schedules shall be construed with and deemed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.  Information set forth in any exhibit, schedule or provision of this Agreement shall be deemed to be set forth in every other exhibit, schedule or provision of this Agreement and therefore shall be deemed to be disclosed for all purposes of this Agreement.

9.5

Modification.  This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the party against whom enforcement of any waiver, change, amendment, discharge or termination is sought.

9.6

Notices.  All notices, requests, demands and other communications shall be deemed to have been duly given three (3) days after postmark of deposit in the United States mail, if mailed, certified or registered mail, postage prepaid:

If to the Company or the Shareholders:

Hawk Manufacturing, Inc.
4203 Brookstone Way
Summerville, SC 29483

With copy to:

Adam S. Tracy, Esq.

Securities Compliance Group, LLC

800 W. Fifth Ave. Ste 201a

Naperville, IL 60563

If to GLER or the GLER Subsidiary:

Global Earth Energy, Inc.

1213 Culberth Dr

Wilmington, NC 28405

With a copy to:

Richard W. Jones, Esq.

Jones & Haley, P.C.

115 Perimeter Center Place

Suite 170

Atlanta, GA 30346

.

or to such other address as any party shall designate to the other in writing.  The parties shall promptly advise each other of changes in addresses for such notices.

9.7

Choice of Law and Jurisdiction.  This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Nevada.  Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Paragraph 11.5, “Notices,” such service to become effective ten (10) days after such mailing.

9.8

Severability.  If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the parties will cooperate to remedy or avoid the invalidity, but, in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this Agreement and the instruments referred to herein.  Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

9.9

Other Documents.  The parties shall upon reasonable request of the other, execute such documents as may be necessary or appropriate to carry out the intent of this Agreement.

9.10

Headings and the Use of Pronouns.  The section headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement.  All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

9.11

Time is of the Essence.  Time is of the essence of this Agreement.

9.12

No Waiver and Remedies.  No failure or delay on a party’s part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of a right or remedy hereunder preclude any other or further exercise.  No remedy or election hereunder shall be deemed exclusive but it shall, wherever possible, be cumulative with all other remedies in law or equity.

9.13

Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.14

Further Assurances.  Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party’s obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as are necessary to effect this Agreement.

9.15

Rules of Construction.  The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party have been represented by counsel in the drafting and negotiation of this Agreement.

9.16

Third Party Beneficiaries.  Each party hereto intends this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: Hawk Manufacturing Corporation a Florida corporation By: _______________________ John Ragsdale Its: Chairman	GLER: Global Earth Energy, Inc., a Nevada corporation By: ______________ Sydney Harland Its: Chief Executive Officer
SHAREHOLDERS: John Ragsdale: ______________________ Stacy Ragsdale: ______________________ Carl Pattridge: _______________________ Charles Kent Raley:______________________	GLER SUBSIDIARY: Hawk Acquisition, Inc., a Nevada corporation By: _____________ Sydney Harland Its: Chief Executive Officer

EXHIBITS

Exhibit A

-

List of Shareholders

Exhibit B

-

GLER Board of Directors

AGREEMENT AND PLAN OF MERGER

BETWEEN

GLOBAL EARTH ENERGY, INC.,

HAWK MANUFACTURING, INC.

AND

HAWK ACQUISITION, INC.

EXHIBIT A

HAWK MANUFACTURING SHAREHOLDERS

John Ragsdale

.

.

.

.

  90

Stacy Ragsdale

.

.

.

.

510

Charles Kent Raley

.

.

200

Carl Pattridge

.

.

.

.

200

Total

          1,000

EXHIBIT B

GLOBAL EARTH ENERGY BOARD OF DIRECTORS – POST MERGER

John Ragsdale

Stacy Ragsdale

Carl Pattridge

Charles Kent Raley